SECTION 906 CERTIFICATION

Vincent Esposito, Chief Executive Officer, and Megan Kennedy, Chief Financial Officer, of Aberdeen Asia-Pacific Income Fund, Inc., a Maryland corporation (the “Registrant”), each certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2008 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
Aberdeen Asia-Pacific Income Fund, Inc.	Aberdeen Asia-Pacific Income Fund, Inc.

/s/ Vincent Esposito	/s/ Megan Kennedy
Vincent Esposito	Megan Kennedy

Date: December 30, 2008	Date: December 30, 2008